Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Second Quarter Fiscal 2014 Results

PORTLAND, Ore. – October 31, 2013 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2014 second quarter ended September 28, 2013. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, and other items.
Revenue in the second quarter was $59.6 million, compared to $46.2 million in the first quarter of 2014 and $80.2 million in the second quarter of last fiscal year. On a GAAP basis, net loss was $2.8 million or $0.09 per share, compared to net loss of $3.3 million or $0.11 per share in the prior quarter. On a non-GAAP basis, second quarter net income was $2.6 million or $0.09 per diluted share, compared to net income of $0.4 million or $0.01 per diluted share in the first quarter of fiscal 2014 and net income of $7.0 million or $0.23 per diluted share in the second quarter of fiscal 2013.
“I'm pleased to report another good quarter for ESI with revenues, gross margin and non-GAAP earnings per share at the high end of our outlook,” stated Nick Konidaris, president and CEO of ESI. “We also continued to execute on our growth initiatives that will expand our markets and unlock incremental revenue opportunities.”
Orders for the second quarter were $46.2 million, compared to $58.3 million in the prior quarter. Konidaris continued, “The demand environment was challenging this quarter, due to a lull in advanced microfabrication demand, delays in the adoption of next-generation strengthened glass, and the absorption of capacity ordered earlier in the year.”
GAAP gross margin was 41.3%. Non-GAAP gross margin was 43.2% compared to 43.9% in the prior quarter. Operating expenses were $23.9 million, up from $22.5 million in the prior quarter. On a non-GAAP basis operating expenses increased to $22.1 million due mainly to incremental development costs associated with strategic design wins in the semiconductor business and a full quarter of expenses from our acquired Semiconductor Systems division. Non-GAAP operating income was $3.7 million compared to $0.5 million in the first quarter.

ESI Announces Second Quarter Fiscal 2014 Results

Balance Sheet and Cash Flow
At quarter end, cash and investments decreased to $132 million. The company generated $5.6 million in cash from operations during the quarter, paid $1.7 million as a net working capital adjustment associated with its acquisition of the Semiconductor Systems business, and paid $2.4 million for the quarterly dividend of $0.08 per share. The company also used $5.0 million to increase its equity investment in OmniGuide, Inc., a provider of fiber technology for minimally invasive micro-surgical cutting and coagulation. The terms of this latest round of financing resulted in a non-cash impairment charge of $3.6 million related to ESI's investment in previous rounds.
Third Quarter 2014 Outlook
Based on recent order levels, ESI expects revenues for the third quarter of fiscal 2014 to be in the low $40 million range. Non-GAAP loss per share is expected to be $0.05 to $0.09. Additionally, we expect fiscal year revenues to be down approximately 10% from 2013.
Konidaris concluded, “In the near term we are facing the impact of a lull in equipment demand for consumer electronics applications and a delay in the adoption of next-generation strengthened glass. However, we are pleased with progress in our growth strategy, as we aggressively pursue promising opportunities in consumer electronics, 3D semiconductor packaging and enabling laser technologies. We are heavily engaged with our customers and believe that our laser microfabrication solutions will continue to enable new functionality, drive down cost, increase yield and improve the quality of consumer electronics devices."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 74406194. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 10, 2013, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 52011583. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2014 Results

non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth initiatives, revenue and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; risks related to the integration of the Semiconductor Systems business; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2014 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 28, 2013	Jun 29, 2013	Sep 29, 2012	Sep 28, 2013	Sep 29, 2012
Net sales	$59,647	$46,172	$80,152	$105,819	$139,121
Cost of sales	35,015	26,786	46,632	61,801	81,948
Gross profit	24,632	19,386	33,520	44,018	57,173
	41%	42%	42%	42%	41%
Operating expenses:
Selling, service and administration	14,251	14,547	15,114	28,798	30,777
Research, development and engineering	9,719	8,425	10,527	18,144	20,061
Gain on acquisition of Semiconductor Systems business	(35)	(464)	—	(499)	—
Net operating expenses	23,935	22,508	25,641	46,443	50,838
Operating income (loss)	697	(3,122)	7,879	(2,425)	6,335
Non-operating (expense) income:
Other-than-temporary impairment of cost based investments	(3,588)	—	—	(3,588)	—
Interest and other income (expense), net	80	(60)	91	20	(59)
Total non-operating (expense) income	(3,508)	(60)	91	(3,568)	(59)
(Loss) income before income taxes	(2,811)	(3,182)	7,970	(5,993)	6,276
(Benefit from) provision for income taxes	(33)	101	2,759	68	2,009
Net (loss) income	$(2,778)	$(3,283)	$5,211	$(6,061)	$4,267
Net (loss) income per share—basic	$(0.09)	$(0.11)	$0.18	$(0.20)	$0.15
Net (loss) income per share—diluted	$(0.09)	$(0.11)	$0.17	$(0.20)	$0.14

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2014 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Sep 28, 2013	Jun 29, 2013	Mar 30, 2013
Assets
Current assets:
Cash and cash equivalents	$71,975	$73,765	$88,913
Short-term investments	49,897	50,265	56,144
Trade receivables, net	34,701	38,199	31,779
Inventories	70,208	74,074	63,067
Shipped systems pending acceptance	549	1,857	1,007
Deferred income taxes, net	1,737	1,734	1,682
Other current assets	4,890	3,894	3,898
Total current assets	233,957	243,788	246,490
Non-current assets:
Non-current investments	10,388	12,299	12,329
Property, plant and equipment, net	28,209	28,091	27,894
Non-current deferred income taxes, net	3,421	3,708	3,766
Goodwill	7,889	7,889	7,889
Acquired intangible assets, net	8,283	9,108	9,088
Other assets	16,770	13,584	14,752
Total assets	$308,917	$318,467	$322,208
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$15,534	$16,721	$16,958
Accrued liabilities	22,353	24,891	24,930
Deferred revenue	7,855	10,766	10,196
Total current liabilities	45,742	52,378	52,084
Non-current income taxes payable	6,214	5,885	5,982
Shareholders' equity:
Preferred and common stock	180,069	178,469	176,631
Retained earnings	76,402	81,567	87,228
Accumulated other comprehensive income	490	168	283
Total shareholders' equity	256,961	260,204	264,142
Total liabilities and shareholders' equity	$308,917	$318,467	$322,208
End of period shares outstanding	30,018	29,915	29,583

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Analysis of Second Quarter Fiscal 2014 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 28, 2013	Jun 29, 2013	Sep 29, 2012	Sep 28, 2013	Sep 29, 2012
Sales detail:
Interconnect & Microfabrication Group	$38,301	$34,417	$69,137	$72,718	$116,969
Semiconductor Group	10,935	5,613	3,184	16,548	6,616
Components Group	10,411	6,142	7,831	16,553	15,536
Total	$59,647	$46,172	$80,152	$105,819	$139,121

Gross margin %	41%	42%	42%	42%	41%
Selling, service and administration expense %	24%	32%	19%	27%	22%
Research, development and engineering expense %	16%	18%	13%	17%	14%
Operating income (loss) %	1%	(7%)	10%	(2%)	5%
Effective tax rate %	1%	(3%)	35%	(1%)	32%
Weighted average shares outstanding - basic	29,967	29,745	29,339	29,856	29,228
Weighted average shares outstanding - diluted	29,967	29,745	29,961	29,856	29,912
End of period employees	626	623	679	626	679

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2014 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 28, 2013	Jun 29, 2013	Sep 29, 2012	Sep 28, 2013	Sep 29, 2012

Gross profit per GAAP	$24,632	$19,386	$33,520	$44,018	$57,173
Purchase accounting	965	689	545	1,654	882
Equity compensation	189	185	217	374	433
Non-GAAP gross profit	$25,786	$20,260	$34,282	$46,046	$58,488
Non-GAAP gross margin	43.2%	43.9%	42.8%	43.5%	42.0%

Operating expenses per GAAP	$23,935	$22,508	$25,641	$46,443	$50,838
Purchase accounting	357	266	129	623	249
Equity compensation	1,045	2,449	1,683	3,494	4,444
Acquisition and integration costs	590	404	70	994	859
Restructuring credits	(90)	—	—	(90)	—
Legal settlement costs	—	55	—	55	—
Gain on purchase of acquisition of Semiconductor Systems business	(35)	(464)	—	(499)	—
Non-GAAP operating expenses	$22,068	$19,798	$23,759	$41,866	$45,286
% of Net sales	37%	43%	30%	40%	33%

Operating income (loss) per GAAP	$697	$(3,122)	$7,879	$(2,425)	$6,335
Non-GAAP adjustments to gross profit	1,154	874	762	2,028	1,315
Non-GAAP adjustments to operating expenses	1,867	2,710	1,882	4,577	5,552
Non-GAAP operating income	$3,718	$462	$10,523	$4,180	$13,202
% of Net sales	6%	1%	13%	4%	9%

Non-operating (expense) income, net per GAAP	$(3,508)	$(60)	$91	$(3,568)	$(59)
Other-than-temporary impairment of cost based investments	3,588	—	—	3,588	—
Non-GAAP non-operating income (expense)	$80	$(60)	$91	$20	$(59)

Net (loss) income per GAAP	$(2,778)	$(3,283)	$5,211	$(6,061)	$4,267
Non-GAAP adjustments to gross profit	1,154	874	762	2,028	1,315
Non-GAAP adjustments to operating expenses	1,867	2,710	1,882	4,577	5,552
Non-GAAP adjustments to non-operating expense	3,588	—	—	3,588	—
Income tax effect of other non-GAAP adjustments	(1,193)	54	(848)	(1,139)	(2,259)
Non-GAAP net income	$2,638	$355	$7,007	$2,993	$8,875
% of Net sales	4%	1%	9%	3%	6%
Basic Non-GAAP net income per share	$0.09	$0.01	$0.24	$0.10	$0.30
Diluted Non-GAAP net income per share	$0.09	$0.01	$0.23	$0.10	$0.30

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2014 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2014 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 28, 2013	Jun 29, 2013	Sep 29, 2012	Sep 28, 2013	Sep 29, 2012
Net (loss) income	$(2,778)	$(3,283)	$5,211	$(6,061)	$4,267
Non-cash adjustments and changes in operating activities	8,369	(5,417)	(16,413)	2,952	(4,117)
Net cash provided by (used in) operating activities	5,591	(8,700)	(11,202)	(3,109)	150
Net cash (used in) provided by investing activities	(5,796)	(3,087)	(360)	(8,883)	5,766
Net cash used in financing activities	(2,020)	(3,175)	(2,202)	(5,195)	(5,097)
Effect of exchange rate changes on cash	435	(186)	404	249	357
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,790)	(15,148)	(13,360)	(16,938)	1,176
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	73,765	88,913	84,316	88,913	69,780
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$71,975	$73,765	$70,956	$71,975	$70,956

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com